As filed with the Securities and Exchange Commission on October 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3508648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Four Tower Bridge

200 Barr Harbor Drive, Suite 200

West Conshohocken, Pennsylvania 19428

(Address of Principal Executive Offices, Zip Code)

MADRIGAL PHARMACEUTICALS, INC. AMENDED 2015 STOCK PLAN

(as Amended and Restated on June 25, 2024)

(Full title of the plan)

Mardi Dier

Senior Vice President and Chief Financial Officer

Madrigal Pharmaceuticals, Inc.

Four Tower Bridge

200 Barr Harbor Drive, Suite 200

West Conshohocken, Pennsylvania 19428

(Name and address of agent for service)

(267) 824-2827

(Telephone number, including area code, of agent for service)

Copies to:

Gregg Katz, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 750,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of Madrigal Pharmaceuticals, Inc. (the “Registrant”) reserved under the Madrigal Pharmaceuticals, Inc. Amended 2015 Stock Plan, as amended and restated on June 25, 2024 (the “2015 Plan”). On April 29, 2024, the Registrant filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement that included proposals to, among other things, increase the number of shares available for issuance under the 2015 Plan by 750,000 shares of Common Stock. The proposal to increase the number of shares available for issuance under the 2015 Plan was approved by the Company’s stockholders on June 25, 2024. This Registration Statement registers additional securities of the same class as other securities of the Registrant for which the registration statements filed on Form S-8 relating to the 2015 Plan (File Nos. 333-206128, 333-212615, 333-224503, 333-249866 and 333-257506) of the Registrant are effective. The information contained in the Registrant’s registration statements on Form S-8 relating to the 2015 Plan (File Nos. 333-206128, 333-212615, 333-224503, 333-249866 and 333-257506) is hereby incorporated by reference pursuant to General Instruction E of Form S-8, except with respect to Item 3. Incorporation of Documents by Reference and Item 8. Exhibits thereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the SEC, are incorporated by reference in this Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 28, 2024, including the information specifically incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 30, 2024;

(b)	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, as filed with the SEC on May 7, 2024, August 7, 2024 and October 31, 2024, respectively;

(c)	Current Reports on Form 8-K, as filed with the SEC on January 8, 2024, February 28, 2024 (Item 5.02), March 15, 2024, March 20, 2024, April 2, 2024, May 7, 2024 (Items 1.01, 1.02 and 8.01) and June 27, 2024; and

(d)	The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed with the SEC on January 26, 2007, including any amendment thereto or report filed for the purpose of updating such description, including but not limited to the description of the Registrant’s common stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023.

All documents that the Registrant subsequently files under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Registration Statement, and the contents of the Exhibit Index are incorporated herein by reference.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	SEC File / Registration Number	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant		10-K	001-33277	3.1	03/31/17

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant		8-K	001-33277	3.1	06/20/23

4.3	Restated Bylaws of the Registrant		8-K	001-33277	3.1	04/14/16

5.1	Opinion of Goodwin Procter LLP	X

23.1	Consent of Goodwin Procter LLP (included in opinion of counsel filed as Exhibit 5.1)	X

23.2	Consent of PricewaterhouseCoopers LLP	X

24	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)	X

99.1	2015 Plan		8-K	001-33277	99.1	06/27/24

107	Filing Fee table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Conshohocken, Pennsylvania, on October 31, 2024.

MADRIGAL PHARMACEUTICALS, INC.

By:	/s/ William J. Sibold
William J. Sibold
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints William J. Sibold and Mardi Dier, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Madrigal Pharmaceuticals, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William J. Sibold William J. Sibold	President and Chief Executive Officer and Director (Principal Executive Officer)	October 31, 2024

/s/ Mardi C. Dier Mardi C. Dier	Chief Financial Officer (Principal Financial and Accounting Officer)	October 31, 2024

/s/ Julian C. Baker Julian C. Baker	Chairman of the Board	October 31, 2024

/s/ Kenneth M. Bate Kenneth M. Bate	Director	October 31, 2024

/s/ Raymond Cheong, M.D., Ph.D. Raymond Cheong, M.D., Ph.D.	Director	October 31, 2024

/s/ Fred B. Craves, Ph.D. Fred B. Craves, Ph.D.	Director	October 31, 2024

/s/ James M. Daly James M. Daly	Director	October 31, 2024

/s/ Paul A. Friedman, M.D. Paul A. Friedman, M.D.	Director	October 31, 2024

/s/ Richard S. Levy, M.D. Richard S. Levy, M.D.	Director	October 31, 2024

/s/ Rebecca Taub, M.D. Rebecca Taub, M.D.	President, Research & Development, Chief Medical Officer, and Director	October 31, 2024